Exhibit 99.1

Longeveron Announces Board of Directors Planned Transitions

●	Richard Kender, retired SVP of Business Development and Corporate Licensing for Merck & Co., Inc., has been appointed to the Longeveron Board

●	Dr. Roger Hajjar, former head of R&D at Ring Therapeutics, has been nominated as a candidate for the Board, subject to election at the Company’s Annual Meeting of Stockholders

●	Neha Motwani, former managing director and senior healthcare investment banker at William Blair, Truist, and Oppenheimer and Company, also has been nominated as a candidate for the Board, subject to election at the Company’s Annual Meeting of Stockholders

●	Existing directors, Dr. Joshua Hare and Ursula Ungaro, have been nominated as candidates for re-election to the Board, subject to election at the Company’s Annual Meeting of Stockholders

●	Jeffrey Pfeffer and Cathy Ross have voluntarily resigned from the Board

MIAMI, May 10, 2024 -- Longeveron Inc. (NASDAQ: LGVN), a clinical stage regenerative medicine biotechnology company developing cellular therapies for life-threatening and chronic aging-related conditions, today announced planned transitions on its Board of Directors. Richard Kender, a retired Senior Vice President of Business Development and Corporate Licensing at Merck & Co., Inc., has joined the Longeveron Board of Directors. Mr. Kender spent his entire professional career at Merck in various corporate roles of increasing responsibility and was involved in more than 100 business development and licensing transactions. Mr. Kender was appointed by the Longeveron Board of Directors to fill the Board position vacated by Jeffrey Pfeffer who has voluntarily resigned and whose Board seat was not up for re-election in the upcoming Annual Meeting of Shareholders.

The Board of Directors has also nominated Roger Hajjar, MD, former head of R&D at Ring Therapeutics, and Neha Motwani, a former senior healthcare investment banker, as nominees for the Board, along with existing directors Joshua Hare and Ursula Ungaro, subject to their respective elections at the Company’s upcoming 2024 Annual Meeting of Shareholders. Cathy Ross, who joined the Longeveron Board in February 2021 and whose term was expiring next month at this year’s annual meeting, voluntarily resigned from the Board in advance of the meeting.

These transitions are part of the planned Board refreshment process at Longeveron, with a focus on bringing in new, relevant, experienced leaders over time to add to the knowledge base and experience provided by current and departing Board members.

“On behalf of the entire Board and the Longeveron organization, I want to recognize and thank Jeffrey and Cathy for their leadership, service and countless contributions,” said Joshua Hare, M.D., Co-founder, Chief Science Officer and Chairman of the Board. “Their guidance and insights were critical to Longeveron navigating complex challenges and advancing our cellular therapy research. We wish them well in their future endeavors.”

“Richard is a wonderful addition to our Board,” said Wa’el Hashad, Chief Executive Officer. “His industry experience and successful leadership of biopharmaceutical licensing transactions will bring tremendous value to Longeveron as we continue to advance Lomecel-BTM, our proprietary cellular therapy that has generated positive data across multiple clinical trials. I look forward to collaborating with him to advance these important therapeutic development programs.”

“I am excited to join the Longeveron Board at this important and exciting time for the company,” said Mr. Kender. “The promise of cellular therapy, and Lomecel-BTM in particular, positions the Company to potentially profoundly impact patients’ lives for the better by addressing numerous unmet medical needs across multiple devastating diseases.”

Roger Hajjar, M.D., is an internationally recognized scientist whose cardiac gene therapy discoveries have spurred clinical trials for heart failure, and whose methodologies for cardiac-directed gene transfer are currently utilized by investigators around the world. He was recently head of R&D at Ring Therapeutics and was appointed as the inaugural director of the Gene and Cell Therapy Institute at Mass General Brigham. He has initiated multiple clinical trials in gene therapy for a variety of cardiovascular diseases, authored over 500 publications and received numerous awards for his achievements in the field of cardiac gene therapy. Dr. Hajjar is a co-founder of several biotechnology companies and was involved in the creation of multiple gene therapy companies at Flagship Pioneering, Cambridge, MA.

Neha Motwani has over 25 years of healthcare investment banking experience, most recently having served as Managing Director, Healthcare Investment Banking at William Blair. She previously held investment banking roles of increasing responsibility with Truist Securities, Oppenheimer and Company, Stifel Financial and Cowen and Company, where, collectively, she completed transactions raising over $6.8 billion. Ms. Motwani earned her B.A in political science from Columbia University.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is Lomecel-B™, an allogeneic medicinal signaling cell (MSC) therapy product isolated from the bone marrow of young, healthy adult donors. Lomecel-B™ has multiple potential mechanisms of action encompassing pro-vascular, pro-regenerative, anti-inflammatory, and tissue repair and healing effects with broad potential applications across a spectrum of disease areas. Longeveron is currently pursuing three pipeline indications: hypoplastic left heart syndrome (HLHS), Alzheimer’s disease, and Aging-related Frailty. For more information, visit www.longeveron.com or follow Longeveron on LinkedIn, X, and Instagram.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects and include, but are not limited to, the anticipated use of proceeds from the private placement. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements in this release include, but are not limited to, market and other conditions, our limited operating history and lack of products approved for commercial sale; adverse global conditions, including macroeconomic uncertainty; inability to raise additional capital necessary to continue as a going concern; our history of losses and inability to achieve profitability going forward; the absence of FDA-approved allogenic, cell-based therapies for Aging-related Frailty, AD, or other aging-related conditions, or for HLHS or other cardiac-related indications; ethical and other concerns surrounding the use of stem cell therapy or human tissue; our exposure to product liability claims arising from the use of our product candidates or future products in individuals, for which we may not be able to obtain adequate product liability insurance; the adequacy of our trade secret and patent position to protect our product candidates and their uses: others could compete against us more directly, which could harm our business and have a material adverse effect on our business, financial condition, and results of operations; if certain license agreements are terminated, our ability to continue clinical trials and commercially market products could be adversely affected; the inability to protect the confidentiality of our proprietary information, trade secrets, and know-how; third-party claims of intellectual property infringement may prevent or delay our product development efforts; intellectual property rights do not necessarily address all potential threats to our competitive advantage; the inability to successfully develop and commercialize our product candidates and obtain the necessary regulatory approvals; we cannot market and sell our product candidates in the U.S. or in other countries if we fail to obtain the necessary regulatory approvals; final marketing approval of our product candidates by the FDA or other regulatory authorities for commercial use may be delayed, limited, or denied, any of which could adversely affect our ability to generate operating revenues; we may not be able to secure and maintain research institutions to conduct our clinical trials; ongoing healthcare legislative and regulatory reform measures may have a material adverse effect on our business and results of operations; if we receive regulatory approval of Lomecel-B™ or any of our other product candidates, we will be subject to ongoing regulatory requirements and continued regulatory review, which may result in significant additional expense; being subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our therapeutic candidates; reliance on third parties to conduct certain aspects of our preclinical studies and clinical trials; interim, “topline” and preliminary data from our clinical trials that we announce or publish from time to time may change as more data become available and are subject to audit and verification procedures that could result in material changes in the final data; the volatility of price of our Class A common stock; we could lose our listing on the Nasdaq Capital Market; provisions in our certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the market price of our Class A common stock; we have never commercialized a product candidate before and may lack the necessary expertise, personnel and resources to successfully commercialize any products on our own or together with suitable collaborators; and in order to successfully implement our plans and strategies, we will need to grow our organization, and we may experience difficulties in managing this growth. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including Longeveron’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 27, 2024, as amended by the Annual Report on Form 10-K/A filed March 11, 2024, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Derek Cole

Investor Relations Advisory Solutions

derek.cole@iradvisory.com

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